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                                                                   EXHIBIT 10.33

                              EMPLOYMENT AGREEMENT

      This Employment Agreement ("Agreement") is made and entered into on this 28th day of March 2005, as of and effective November 1, 2004, by and between SinoFresh Healthcare, Inc., a Florida corporation (the "Company"), and Scott M. Klein (hereinafter, the "Executive").

                                    RECITALS

      WHEREAS, the Company engages in the research, development and marketing of novel therapies to treat inflammatory and infectious diseases and disorders of the upper respiratory system; and

      WHEREAS, the Company desires to continue to employ the Executive and to enter into an agreement, and the Executive desires to continue such employment, and the parties desire to enter into a new employment agreement, embodying the terms of such employment; and

      WHEREAS, both parties acknowledge the respective advantages, benefits, and other valuable considerations to be realized by virtue of such a relationship.

                                    AGREEMENT

      NOW, THEREFORE, in consideration of the premises and mutual covenants set forth herein, the parties agree as follows:

      1.    Employment.

            1.1 Employment and Term. The Company hereby agrees to employ the Executive and the Executive hereby agrees to serve the Company on the terms and conditions set forth herein.

            1.2 Duties of Executive. During the Term of Employment under this Agreement, the Executive shall serve as the Chief Financial Officer of the Company ("CFO"), shall faithfully and diligently perform all services as may be assigned to him by the Board of Directors (the "Board") or such officers of the Company as designated by the Board and shall exercise such power and authority as may from time to time be delegated to him by the Board. The Executive may also serve as Secretary of the Company or in any other official capacity as reasonably determined by the Board in its sole discretion. The Executive shall devote his full time and attention to the business and affairs of the Company, render such services to the best of his ability, and use his reasonable best efforts to promote the interests of the Company. Notwithstanding the foregoing or any other provision of this Agreement, it shall not be a breach or violation of this Agreement for the Executive to (i) serve on corporate, civic or charitable boards or committees, or (ii) manage personal investments, so long as such activities do not significantly interfere with or significantly detract from the performance of the Executive's responsibilities to the Company in accordance with this Agreement.

            1.3 Fiduciary Relationship and other Standards. It is understood and agreed that the Executive will serve in a fiduciary capacity to the Company and, as such, will comply with the standards applicable to fiduciaries, and will also comply with any code of ethics established by the Company, by the governing board or regulatory agency overseeing Certified Public Accountants, and other policies and standards established by the Company for its employees generally.

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      2.    Term.

            2.1 Initial Term. The initial Term of Employment (as defined below) under this Agreement, and the employment of the Executive hereunder, shall commence on November 1, 2004 (the "Commencement Date") and shall expire on October 31, 2007 unless sooner terminated in accordance with Section 5 hereof (the "Initial Term").

            2.2 Renewal Terms. The Initial Term of this Agreement, and the employment of the Executive hereunder, may be renewed and extended for such period or periods as may be mutually agreed to by the Company and the Executive in a written supplement to this Agreement signed by the Executive and the Company ("Written Supplement"). If this Agreement is not so renewed and extended prior to the expiation of the Initial Term, this Agreement, and the employment of the Executive, shall automatically terminate upon the expiration of the Initial Term, unless earlier terminated under Article 5 hereof.

            2.3 Term of Employment and Expiration Date. The period during which the Executive shall be employed by the Company pursuant to the terms of this Agreement is sometimes referred to in this Agreement as the "Term of Employment", and the date on which the Term of Employment shall expire (including the date on which any renewal term shall expire), is sometimes referred to in this Agreement as the "Expiration Date".

      3.    Compensation.

            3.1 Base Salary. The Executive shall receive a base salary at the annual rate of $110,000 through calendar year 2005; $120,000 in year 2006; and $135,000 in calendar year 2007 until the Expiration Date (the "Base Salary"), with such Base Salary payable in installments consistent with the Company's normal payroll schedule, subject to applicable withholding and other taxes.

            3.2 Bonuses.

                  a. During the Term of Employment, the Executive shall be eligible to receive an annual bonus of fifteen percent (15%) of Executive's Base Salary in effect at the end of each fiscal year. The Bonus shall be subject to performance criteria as agreed upon between the Executive and the Chief Executive Officer. If Executive's employment with the Company terminates for any reason (other than for Cause under Section 5.1) the Company shall pay the Executive a pro rata portion (based upon the termination date of the Executive's employment with the Company) of the bonus otherwise payable under this Section 3.2a; provided, however, that (i) the Bonus Period shall be deemed to end on the last day of the fiscal quarter of the Company in which the Executive's employment so terminates, and (ii) the business criteria used to determine the bonus for this short Bonus Period shall be annualized and shall be determined based upon unaudited financial information prepared in accordance with generally accepted accounting principles (or as applicable, in accordance with the standards of the Public Company Accounting Oversight Board (USA), and reviewed and approved by the Board.

                  b. The Executive may receive such additional bonuses, if any, as the Board may in its sole and absolute discretion determine.

                  c. Any bonuses payable pursuant to this Section 3.2 are sometimes hereinafter referred to as "Incentive Compensation." Each period for which Incentive Compensation is payable is sometimes hereinafter referred to as a Bonus Period. Unless otherwise specified by the Board, the Bonus Period shall be the fiscal year of the Company.

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                  d. Any Incentive Compensation payable pursuant to this Section
3.2 shall be paid by the Company to the Executive within 2-1/2 months after the end of the Bonus Period for which it is payable.

      4.    Expense Reimbursement and Other Benefits.

            4.1 Reimbursement of Expenses. Upon the submission of proper substantiation by the Executive, and subject to such rules and guidelines as the Company may from time to time adopt with respect to the reimbursement of expenses of executive personnel, the Company shall reimburse the Executive for all reasonable expenses actually paid or incurred by the Executive during the Term of Employment in the course of and pursuant to the business of the Company and all reasonable expenses associated with the maintenance of Executive's CPA designation. The Executive shall account to the Company in writing for all expenses for which reimbursement is sought and shall supply to the Company copies of all relevant invoices, receipts or other evidence reasonably requested by the Company. Leaves of absence without reduction in salary shall be granted to Executive for attendance at conventions, tradeshows, continuing education institutes and similar activities, which are approved by the Company's Chief Executive Officer in advance. All expenses reasonably incurred by Executive in connection with such activities shall be paid or reimbursed by the Company in accordance with this Section 4.1.

            4.2 Compensation/Benefit Programs. During the Term of Employment, the Executive shall be entitled to participate in all medical, dental, hospitalization, accidental death and dismemberment, disability, travel and life insurance plans, and any and all other plans as are presently and hereinafter offered by the Company to its employees generally, including savings, pension, profit-sharing and deferred compensation plans, subject to the general eligibility and participation provisions set forth in such plans.

            4.3 Stock Options. Executive will be issued 150,000 stock options on November 1, 2004. Of the options, 75,000 will vest immediately and the remaining 75,000 will vest in equal one-third increments on each of the next three anniversary dates of this agreement. An additional 50,000 will be granted on each November 1st of 2005, 2006, and 2007. These additional options shall vest in equal installments on each of the next three anniversary dates after which the options were granted. The excise price of all options will be based on the closing market price on the date of grant and will expire on the fifth anniversary of the date of grant. All options will be issued in accordance with the Company'S 2002 Stock Option Plan or similar subsequent plans.

            4.4 Other Benefits. The Executive shall be entitled to three (3) weeks of paid vacation each calendar year during the Term of Employment, to be taken at such times as the Executive and the Company shall mutually determine and provided that no vacation time shall significantly interfere with the duties required to be rendered by the Executive hereunder. Any vacation time not taken by Executive during any calendar year may not be carried forward into any succeeding calendar year. The Executive shall receive such additional benefits, if any, as the Board shall from time to time determine.

            4.5 Withholding. Anything in this Agreement to the contrary notwithstanding, all payments required to be made by the Company hereunder to the Executive or his estate or beneficiaries shall be subject to the withholding of such amounts relating to taxes as the Company may reasonably determine it should withhold pursuant to any applicable law or regulation. In lieu of withholding such amounts, in whole or in part, the Company may, in its sole discretion, accept other provisions for payment of taxes and withholding as required by law, provided it is satisfied that all requirements of law affecting its responsibilities to withhold have been satisfied.

      5.    Termination.

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            5.1 Termination for Cause. The Company shall at all times have the right, upon written notice to the Executive, to terminate the Term of Employment, for Cause as defined below. For purposes of this Agreement, the term "Cause" shall mean (i) the willful failure by the Executive substantially to perform his duties hereunder, (ii) the Executive's substantial neglect of his duties hereunder, (iii) the material breach of any other provision of this Agreement by the Executive; (iv) any act of fraud, misappropriation, dishonesty or embezzlement, any act of insubordination or similar conduct, as determined by Company; or (v) conviction of the Executive for a felony or any crime involving moral turpitude. Upon any termination pursuant to this Section 5.1, the Company shall (i) pay to the Executive any unpaid Base Salary through the date of termination. Upon any termination effected and compensated pursuant to this
Section 5.1, the Company shall have no further liability hereunder (other than for (x) reimbursement for reasonable business expenses incurred prior to the date of termination, subject, however, to the provisions of Section 4.1, and (y) payment of compensation for unused vacation days that have accumulated during the calendar year in which such termination occurs).

            5.2 Disability. In the event the Executive shall be unable, or fail, to perform the essential functions of his position, with or without reasonable accommodation, for any period of 60 consecutive days, or more than 90 days in any six month period, the Company shall have the option, in accordance with applicable law, to terminate this Agreement upon written notice to the Executive. Upon termination pursuant to this Section 5.3, the Company shall (i) pay to the Executive any unpaid Base Salary through the effective date of termination specified in such notice, (ii) pay to the Executive his accrued but unpaid Incentive Compensation, if any, for any Bonus Period ending on or before the date of termination of Executive's employment with the Company. Upon any termination effected and compensated pursuant to this Section 5.2, the Company shall have no further liability hereunder (other than for (x) reimbursement for reasonable business expenses incurred prior to the date of termination, subject, however to the provisions of Section 4.1, and (y) payment of compensation for unused vacation days that have accumulated during the calendar year in which such termination occurs).

            5.3 Death. Upon the death of the Executive during the Term of Employment, the Company shall (i) pay to the estate of the deceased Executive any unpaid Base Salary through the Executive's date of death, and (ii) pay to the estate of the deceased Executive his accrued but unpaid Incentive Compensation, if any, for any Bonus Period ending on or before the Executive's date of death. Upon any termination effected and compensated pursuant to this
Section 5.3, the Company shall have no further liability hereunder (other than for (x) reimbursement for reasonable business expenses incurred prior to the date of the Executive's death, subject, however to the provisions of Section 4.1, and (y) payment of compensation for unused vacation days that have accumulated during the calendar year in which such termination occurs).

            5.4 Termination Without Cause. The Company shall have the right to terminate the Term of Employment at any time by written notice to the Executive not less than 30 days prior to the effective date of such termination. Upon any termination pursuant to this Section 5.4 (that is not a termination under any of Sections 5.1, 5.2, 5.3 or 5.5), the Company shall (i) pay to the Executive any unpaid Base Salary through the date of termination specified in such notice,
(ii) pay to the Executive the accrued but unpaid Incentive Compensation, if any, for any Bonus Period ending on or before the termination of the Term of Employment, (iii) pay to Executive an amount equal to six (6) months of the Executive's Base Salary then in effect, which amount shall be paid over the period of six months following the termination of the Executive's employment with the Company, in the manner and at such times as the Base Salary otherwise would have been payable to the Executive. Upon any termination effected and compensated pursuant to this Section 5.4, the Company shall have no further liability hereunder (other than for (x) reimbursement for reasonable business expenses incurred prior to the date of termination, subject, however, to the provisions of Section 4.1, and (y) payment of compensation for unused vacation days that have accumulated during the calendar year in which such termination occurs).

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            5.5 Termination by Executive.

                  a. The Executive shall at all times have the right, by written notice not less than thirty (30) days prior to the termination date, to terminate the Term of Employment.

                  b. Upon termination of the Term of Employment pursuant to this
Section 5.5 by the Executive without Good Reason (as defined below), the Company shall (i) pay to the Executive any unpaid Base Salary through the effective date of termination of the Term of Employment specified in such notice and (ii) pay to the Executive his accrued but unpaid Incentive Compensation, if any, for any Bonus Period ending on or before the date on which the Term of Employment terminates. Upon any termination effected and compensated pursuant to this
Section 5.5(b), the Company shall have no further liability hereunder (other than for (x) reimbursement for reasonable business expenses incurred prior to the date of termination, subject, however, to the provisions of Section 4.1, and
(y) payment of compensation for unused vacation days that have accumulated during the calendar year in which such termination occurs).

                  c. Upon termination of the Term of Employment pursuant to this
Section 5.5 by the Executive for Good Reason, the Company shall pay to the Executive the same amounts, that would have been payable or provided by the Company to the Executive under Section 5.4 of this Agreement if the Term of Employment had been terminated by the Company without Cause. Upon any termination effected and compensated pursuant to this Section 5.5(c), the Company shall have no further liability hereunder (other than for (x) reimbursement for reasonable business expenses incurred prior to the date of termination, subject, however, to the provisions of Section 4.1, and (y) payment of compensation for unused vacation days that have accumulated during the calendar year in which such termination occurs).

            For purposes of this Agreement, "Good Reason" shall mean (i) the assignment to the Executive of any duties inconsistent in any material respect with the Executive's position (including status, offices, titles and reporting requirements), authority, duties or responsibilities as contemplated by Section
1.2 of this Agreement, or any other action by the Company which results in a material diminution in such position, authority, duties or responsibilities, excluding for this purpose an isolated, insubstantial and inadvertent action not taken in bad faith and which is remedied by the Company promptly after receipt of notice thereof given by the Executive; or (ii) any material failure by the Company to comply with any of the provisions of Article 3 of this Agreement, other than an isolated, insubstantial and inadvertent failure not occurring in bad faith and which is remedied by the Company promptly after receipt of notice thereof given by the Executive.

            5.6 Resignation. Upon any termination of employment pursuant to this
Article 5, the Executive shall be deemed to have resigned as an officer of the Company and its subsidiaries, and if he or she was then serving as a director of the Company or any of its subsidiaries, as a director of the Company and its subsidiaries, and if required by the Board, the Executive shall upon such termination execute a resignation letter to the applicable board.

            5.7 Survival. The provisions of this Article 5 shall survive the termination of the Term of Employment or expiration of the term of this Agreement.

      6.    Restrictive Covenants.

            6.1 Non-competition.

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                  a. At all times during the Restricted Period, the Executive shall not, directly or indirectly, engage in any competition with, or have any interest in any sole proprietorship, corporation, company, partnership, association, venture or business or any other person or entity (whether as an employee, officer, director, partner, agent, security holder, creditor, consultant or otherwise) that directly or indirectly (or through any affiliated entity) a Competing Business; provided that such provision shall not apply to the Executive's ownership of common stock of the Company or the acquisition by the Executive, solely as an investment, of securities of any issuer that is registered under Section 12(b) or 12(g) of the Securities Exchange Act of 1934, as amended, and that are listed or admitted for trading on any United States national securities exchange or that are quoted on the Nasdaq Stock Market, or any similar system or automated dissemination of quotations of securities prices in common use, so long as the Executive does not control, acquire a controlling interest in or become a member of a group which exercises direct or indirect control of, more than two percent (2%) of any class of capital stock of such corporation.

                  b. For purposes of this Agreement, the "Restricted Period" shall be the Term of Employment and if the Term of Employment is terminated for any reason other than by the Company for Cause (as defined in Section 5.1 hereof) or by the Executive for Good Reason (as defined in Section 5.5(d) hereof), the one (1) year period immediately following termination of the Term of Employment. Notwithstanding the foregoing, the Restricted Period shall end in the event that the Company fails to make any payments required by Article 5 hereof with 15 days of written notice from the Executive of such failure.

                  c. For purposes of this Agreement, a "Competing Business" shall mean a person or entity engaged in the business of (or as a component of its business) the research, development, marketing, distribution and/or sales of therapies for the treatment of symptoms or causes of inflammatory or infectious diseases and/or disorders of the upper respiratory system.

            6.2 Confidential Information. The Executive shall not at any time divulge, communicate, use to the detriment of the Company or for the benefit of any other person or entity, or misuse in any way, any Confidential Information (as hereinafter defined) pertaining to the business of the Company. Any Confidential Information shall be deemed a valuable, special and unique asset of the Company that is received by the Executive in confidence and as a fiduciary, and Executive shall remain a fiduciary to the Company with respect to all of such information. For purposes of this Agreement, "Confidential Information" means all trade secrets and information disclosed to the Executive or known by the Executive as a consequence of or through the unique position of his employment with the Company (including information conceived, originated, discovered or developed by the Executive and information acquired by the Company from others) prior to or after the date hereof, and not generally or publicly known (other than as a result of unauthorized disclosure by the Executive), about the Company or its business, which trade secrets and information include, but are not limited to, the Company's financial information, technology, intellectual property, formulas, technical and non-technical data, computer software, product plans, business plans, prospects, customers, suppliers, business methods and processes, research and development, marketing, promotional, pricing, an data relating to employees and consultants. Any Confidential Information or data now or hereafter acquired by the Executive with respect to the business of the Company shall be deemed a valuable, special and unique asset of the Company that is received by the Executive in confidence and as a fiduciary, and Executive shall remain a fiduciary to the Company with respect to all of such information. Notwithstanding the foregoing, nothing herein shall be deemed to restrict the Executive from disclosing Confidential Information as required to perform his duties under this Agreement or to the extent required by law. Upon request by the Company, the Executive shall deliver promptly to the Company upon termination of his services for the Company, or at any time thereafter as the Company may request, all Company memoranda, notes, records, reports, manuals, drawings, designs, computer files in any media and other documents (and all copies thereof)

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containing such Confidential Information and all property of the Company or any other Company affiliate, which he may then possess or have under his control.

            6.3 Nonsolicitation of Employees and Customers. At all times during the Restricted Period, the Executive shall not, directly or indirectly, for himself or for any other person, firm, corporation, partnership, association or other entity (a) employ or attempt to employ or enter into any contractual arrangement with any employee or former employee of the Company, unless such employee or former employee has not been employed by the Company for a period in excess of twelve months, and/or (b) call on or solicit any of the actual or targeted prospective customers or clients of the Company on behalf of any person or entity in connection with any Competing Business nor shall the Executive make known the names and addresses of such clients or any information relating in any manner to the Company's trade or business relationships with such customers, other than in connection with the performance of Executive's duties under this Agreement.

            6.4 Ownership of Developments. All processes, concepts, techniques, inventions and works of authorship, including new contributions, improvements, formats, packages, programs, systems, machines, compositions of matter manufactured, developments, applications and discoveries, and all copyrights, patents, trade secrets, or other intellectual property rights associated therewith conceived, invented, made, developed or created by the Executive during the Term of Employment either during the course of performing work for the Company or which are related in any manner to the business (commercial or experimental) of the Company (collectively, the "Work Product") shall belong exclusively to the Company and shall, to the extent possible, be considered a work made by the Executive for hire for the Company within the meaning of Title 17 of the United States Code. To the extent the Work Product may not be considered work made by the Executive for hire for the Company, the Executive agrees to assign, and automatically assign at the time of creation of the Work Product, without any requirement of further consideration, any right, title, or interest the Executive may have in such Work Product. Upon the request of the Company, the Executive shall take such further actions, including execution and delivery of instruments of conveyance, as may be appropriate to give full and proper effect to such assignment. The Executive shall further: (a) promptly disclose the Work Product to the Company; (b) assign to the Company, without additional compensation, all patent or other rights to such Work Product for the United States and foreign countries; (c) sign all papers necessary to carry out the foregoing; and (d) give testimony in support of his inventions, all at the sole cost and expense of the Company.

            6.5 Books and Records. All books, records, and accounts relating in any manner to the customers or clients of the Company, whether prepared by the Executive or otherwise coming into the Executive's possession, shall be the exclusive property of the Company and shall be returned immediately to the Company on termination of the Executive's employment hereunder or on the Company's request at any time.

            6.6 Definition of Company. Solely for purposes of this Article 6, the term "Company" also shall include any existing or future subsidiaries of the Company that are operating during the time periods described herein and any other entities that directly or indirectly, through one or more intermediaries, control, are controlled by or are under common control with the Company during the periods described herein.

            6.7 Acknowledgment by Executive. The Executive acknowledges and confirms that the restrictive covenants contained in this Article 6 (including without limitation the length of the term of the provisions of this Article 6) are reasonably necessary to protect the legitimate business interests of the Company, and are not overbroad, overlong, or unfair and are not the result of overreaching, duress or coercion of any kind. The Executive further acknowledges and confirms that the compensation payable to

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the Executive under this Agreement is in consideration for the duties and obligations of the Executive hereunder, including the restrictive covenants contained in this Article 6, and that such compensation is sufficient, fair and reasonable. The Executive further acknowledges and confirms that his full, uninhibited and faithful observance of each of the covenants contained in this
Article 6 will not cause him any undue hardship, financial or otherwise, and that enforcement of each of the covenants contained herein will not impair his ability to obtain employment commensurate with his abilities and on terms fully acceptable to him or otherwise to obtain income required for the comfortable support of him and his family and the satisfaction of the needs of his creditors. The Executive acknowledges and confirms that his special knowledge of the business of the Company is such as would cause the Company serious injury or loss if he were to use such ability and knowledge to the benefit of a competitor or were to compete with the Company in violation of the terms of this Article 6. The Executive further acknowledges that the restrictions contained in this
Article 6 are intended to be, and shall be, for the benefit of and shall be enforceable by, the Company's successors and assigns. The Executive expressly agrees that upon any breach or violation of the provisions of this Article 6, the Company shall be entitled, as a matter of right, in addition to any other rights or remedies it may have, to (a) temporary and/or permanent injunctive relief in any court of competent jurisdiction as described in Section 6.10 hereof, and (b) such damages as are provided at law or in equity. The existence of any claim or cause of action against the Company or its affiliates, whether predicated upon this Agreement or otherwise, shall not constitute a defense to the enforcement of the restrictions contained in this Article 6.

            6.8 Reformation by Court. In the event that a court of competent jurisdiction shall determine that any provision of this Article 6 is invalid or more restrictive than permitted under the governing law of such jurisdiction, then only as to enforcement of this Article 6 within the jurisdiction of such court, such provision shall be interpreted or reformed and enforced as if it provided for the maximum restriction permitted under such governing law.

            6.9 Extension of Time. If the Executive shall be in violation of any provision of this Article 6, then each time limitation set forth in this Article 6 shall be extended for a period of time equal to the period of time during which such violation or violations occur. If the Company seeks injunctive relief from such violation in any court, then the covenants set forth in this Article 6 shall be extended for a period of time equal to the pendency of such proceeding including all appeals by the Executive.

            6.10 Injunction. It is recognized and hereby acknowledged by the parties hereto that a breach by the Executive of any of the covenants contained in Article 6 of this Agreement will cause irreparable harm and damage to the Company, the monetary amount of which may be virtually impossible to ascertain. As a result, the Executive recognizes and hereby acknowledges that the Company shall be entitled to an injunction from any court of competent jurisdiction enjoining and restraining any violation of any or all of the covenants contained in Article 6 of this Agreement by the Executive or any of his affiliates, associates, partners or agents, either directly or indirectly, and that such right to injunction shall be cumulative and in addition to whatever other remedies the Company may possess.

            6.11 Survival. The provisions of this Article 6 shall survive the termination of the Term of Employment or expiration of the term of Agreement.

      7. Non-Disparagement. It is agreed that upon and after termination of Executive's employment under this Agreement, neither the Company nor the Executive will disparage each other, nor will any public announcements, public statements or press releases (each a "Publication") be issued concerning the departure of the Executive unless such Publication is issued jointly and by mutual agreement, except for public filings of the Company required by law.

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      8.    Section 162(m) Limits. Notwithstanding any other provision of this
Agreement to the contrary, if and to the extent that any remuneration payable by the Company to the Executive for any year would exceed the maximum amount of remuneration that the Company may deduct for that year under Section 162(m) ("Section 162(m)") of the Internal Revenue Code of 1986, as amended (the "Code"), payment of the portion of the remuneration for that year that would not be so deductible under Section 162(m) shall, in the sole discretion of the Board, be deferred and become payable at such time or times as the Board determines that it first would be deductible by the Company under Section 162(m), with interest at the "short-term applicable rate" as such term is defined in Section 1274(d) of the Code. The limitation set forth under this
Section 8 shall not apply with respect to any amounts payable to the Executive pursuant to Article 5 hereof.

      9. Assignment. The Company shall have the right to assign this Agreement and its rights and obligations hereunder in whole, but not in part, to any corporation or other entity with or into which the Company may hereafter merge or consolidate or to which the Company may transfer all or substantially all of its assets, if in any such case said corporation or other entity shall by operation of law or expressly in writing assume all obligations of the Company hereunder as fully as if it had been originally made a party hereto, but may not otherwise assign this Agreement or its rights and obligations hereunder. The Executive may not assign or transfer this Agreement or any rights or obligations hereunder.

      10. Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of Florida, without regard to principles of conflict of laws.

      11. Jurisdiction and Venue. The parties acknowledge that a substantial portion of the negotiations, anticipated performance and execution of this Agreement occurred or shall occur in Sarasota County, Florida, and that, therefore, without limiting the jurisdiction or venue of any other federal or state courts, each of the parties irrevocably and unconditionally (a) agrees that any suit, action or legal proceeding arising out of or relating to this Agreement which is expressly permitted by the terms of this Agreement to be brought in a court of law, shall be brought in the courts of record of the State of Florida in Sarasota County or the court of the United States, Middle District of Florida, located in Tampa, Florida; (b) consents to the jurisdiction of each such court in any such suit, action or proceeding; (c) waives any objection which it or he may have to the laying of venue of any such suit, action or proceeding in any of such courts; and (d) agrees that service of any court papers may be effected on such party by mail, as provided in this Agreement, or in such other manner as may be provided under applicable laws or court rules in such courts.

      12. Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and, upon its effectiveness, shall supersede all prior agreements, understandings and arrangements, both oral and written, between the Executive and the Company (or any of its affiliates) with respect to such subject matter. This Agreement may not be modified in any way unless by a written instrument signed by both the Company and the Executive.

      13. Notices: All notices required or permitted to be given hereunder shall be in writing and shall be personally delivered by courier, sent by registered or certified mail, return receipt requested or sent by confirmed facsimile transmission addressed as set forth herein. Notices personally delivered, sent by facsimile or sent by overnight courier shall be deemed given on the date of delivery and notices mailed in accordance with the foregoing shall be deemed given upon the earlier of receipt by the addressee, as evidenced by the return receipt thereof, or three (3) days after deposit in the U.S. mail. Notice shall be sent (i) if to the Company, addressed to the Company at 516 Paul Morris Drive, Englewood, Florida 34223, Attention: Chief Executive Officer, and
(ii) if to the Executive, to his address as reflected on the

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payroll records of the Company, or to such other address as either party shall request by notice to the other in accordance with this provision.

      14. Benefits; Binding Effect. This Agreement shall be for the benefit of and binding upon the parties hereto and their respective heirs, personal representatives, legal representatives, successors and, where permitted and applicable, assigns, including, without limitation, any successor to the Company, whether by merger, consolidation, sale of stock, sale of assets or otherwise.

      15. Right to Consult with Counsel; No Drafting Party. The Executive acknowledges having read and considered all of the provisions of this Agreement carefully, and having had the opportunity to consult with counsel of his own choosing, and, given this, the Executive agrees that the obligations created hereby are not unreasonable. The Executive acknowledges that he has had an opportunity to negotiate any and all of these provisions and no rule of construction shall be used that would interpret any provision in favor of or against a party on the basis of who drafted the Agreement.

      16. Severability. The invalidity of any one or more of the words, phrases, sentences, clauses, provisions, sections or articles contained in this Agreement shall not affect the enforceability of the remaining portions of this Agreement or any part thereof, all of which are inserted conditionally on their being valid in law, and, in the event that any one or more of the words, phrases, sentences, clauses, provisions, sections or articles contained in this Agreement shall be declared invalid, this Agreement shall be construed as if such invalid word or words, phrase or phrases, sentence or sentences, clause or clauses, provisions or provisions, section or sections or article or articles had not been inserted. If such invalidity is caused by length of time or size of area, or both, the otherwise invalid provision will be considered to be reduced to a period or area which would cure such invalidity.

      17. Waivers. The waiver by either party hereto of a breach or violation of any term or provision of this Agreement shall not operate nor be construed as a waiver of any subsequent breach or violation.

      18. Damages; Attorneys Fees. Nothing contained herein shall be construed to prevent the Company or the Executive from seeking and recovering from the other damages sustained by either or both of them as a result of its or his breach of any term or provision of this Agreement. In the event that either party hereto seeks to collect any damages resulting from, or the injunction of any action constituting, a breach of any of the terms or provisions of this Agreement, then the party found to be at fault shall pay all reasonable costs and attorneys' fees of the other.

      19. Waiver of Jury Trial. The Executive hereby knowingly, voluntarily and intentionally waives any right that the Executive may have to a trial by jury in respect of any litigation based hereon, or arising out of, under or in connection with this Agreement and any agreement, document or instrument contemplated to be executed in connection herewith, or any course of conduct, course of dealing statements (whether verbal or written) or actions of any party hereto.

      20. Section Headings. The article, section and paragraph headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

      21. No Third Party Beneficiary. Nothing expressed or implied in this Agreement is intended, or shall be construed, to confer upon or give any person other than the Company, the parties hereto and their respective heirs, personal representatives, legal representatives, successors and permitted assigns, any rights or remedies under or by reason of this Agreement.

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

      22. Cumulative Remedies. Notwithstanding the foregoing, all remedies of Company hereunder are cumulative, in addition to any other remedies provided for by law, and may, to the extent permitted by law, be exercised concurrently or separately. The exercise of any one remedy shall not be deemed to be an election of such remedy, or to preclude the exercise of any other remedy.

      23. Claims Not a Defense. The Executive expressly agrees that the existence of any claims that he may have against the Company, whether or not arising from this Agreement, shall not constitute a defense to the enforcement by the Company of the covenants or provisions herein.

      24. Independent Covenants. The parties agree that each of the covenants and provisions contained in this Agreement shall be deemed severable and construed as independent of any other covenant or provision. If all or any portion of a covenant or provision in this Agreement is held invalid, unreasonable or unenforceable by a court or agency having valid jurisdiction in an unappealed final decision to which Company is a party, the remaining covenants and provisions shall remain valid and enforceable. Employee expressly agrees to be bound by any lesser covenant or provision subsumed within the terms of such covenant or provision that imposes the maximum duty permitted by law, as if the resulting covenant or provision were separately stated in, and made a part of this Agreement.

      25. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument and agreement.

           IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first above written.

                                    COMPANY:

                                    SINOFRESH HEALTHCARE, INC.

                                    By: /s/ Charles Fust
                                        ---------------------------------------
                                    Name: Charles Fust
                                    Title: Chairman and Chief Executive Officer

                                    EXECUTIVE:

                                    /s/ Scott M. Klein
                                    -------------------------------------------
                                    Scott M. Klein

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